EX-99.28(e)(1)(a)

SECOND AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT dated as of the 29th day of January, 2010, to the Distribution Agreement dated as of November 1, 2003, as amended August 28, 2006 (the “Agreement”), is entered into by and among Jacob Funds Inc., f/k/a Jacob Internet Fund Inc., a Maryland corporation (the “Corporation”), Jacob Asset Management of New York LLC, a New York limited liability company (the “Adviser”), and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”).
RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend said Agreement; and

WHEREAS, Section 10, paragraph B of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Effective December 22, 2009, the name Jacob Internet Fund Inc. was changed to Jacob Funds Inc.  Accordingly, all references to Jacob Internet Fund Inc. in the Agreement should be replaced with Jacob Funds Inc.

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto to reflect the addition of two series of the Corporation.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

JACOB FUNDS INC.                                                                         QUASAR DISTRIBUTORS, LLC

By: /s/ Ryan I. Jacob                                                                            By: /s/ James R. Schoenike

Name: Ryan I. Jacob                                                                           Name:James R. Schoenike

Title: Chairman                                                                                    Title:  President
.

JACOB ASSET MANAGEMENT OF NEW YORK LLC

By: /s/ Ryan I. Jacob

Name: Ryan I. Jacob

Title: President

Amended Exhibit A to the Distribution Agreement – Jacob Funds Inc., f/k/a Jacob Internet Fund Inc.

Fund Names

Name of Series	Effective Date
Jacob Internet Fund	November 1, 2003
Jacob Small Cap Growth Fund	January 29, 2010
Jacob Wisdom Fund	January 29, 2010